UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2020

REDHAWK HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-54323	20-3866475
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Petroleum Drive, Suite 200, Louisiana 70508

(Address of principal executive offices) (Zip Code)

(337)269-5933

(Company’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, RedHawk Holdings Corp. (the “Company”) and Beechwood Properties, LLC (“Beechwood”) on March 22, 2019, entered into a Settlement Agreement and General Release (the “Settlement Agreement”) to resolve litigation, as previously disclosed, brought by the Company and Beechwood against Daniel J. Schreiber and the Daniel J. Schreiber Living Trust – Dtd 2/08/95 (collectively, the “Defendants”) in the United States District Court for the Eastern District of Louisiana (the “Louisiana Court”). Pursuant to the Settlement Agreement, the Company agreed to, among other things, issue two Promissory Notes to the Defendants, each in the principal amount of $200,000.00. The first Promissory Note was originally due and payable on or before September 6, 2020 (“Note 1”). The second Promissory Note was originally due and payable on or before September 5, 2021 (“Note 2”).

The Defendants filed on October 11, 2019, a Motion to Enforce Settlement Agreement (the “Motion”) with the Louisiana Court alleging that the Company failed to comply with certain obligations under the Settlement Agreement. The Motion sought to, among other things, accelerate the payment of amounts owed to the Defendants under the Settlement Agreement and assert a claim for interest and attorneys’ fees.

On July 16, 2020, the Louisiana Court granted the Defendant’s Motion ordering the Company to pay to the Defendants $519,495.78 (“Judgment”) representing (i) the principal amount due on Note 1 ($200,000.00); (ii) the principal amount due on Note 2 ($200,000.00); (iii) 18% simple interest on certain outstanding debt charged back to the date of the Settlement Agreement; (iv) $40,000.00 of attorneys’ fees (10% of the amounts due, which to date remains greater than the amount of actual reasonable fees); and (v) interest from the date of the Louisiana Court’s judgment and costs. The Company has appealed the Louisiana Court’s ruling to the United States 5th Circuit Court of Appeals (the “Court of Appeals”) and intends to vigorously defend against the ruling.

Payment of the principal amount of Note 1 was tendered by the Company to the Defendants on August 13, 2020. Notwithstanding the appeal to the Court of Appeals, the Company tendered the early repayment of the principal amount of Note 2 to the Defendants on August 24, 2020. To date, $119,495.78 of the Judgment remains outstanding (“Remaining Unsatisfied Judgment”).

On September 4, 2020, the Company filed a Consent Motion to Approve Supersedeas Bond and Stay of Execution of Judgment Pending Appeal (“Motion to Approve”). On September 8, 2020 the Louisiana Court granted the Company’s Motion to Approve and the posting of a supersedeas bond by the Company in the whole amount of $143,491.26 representing (i) the Remaining Unsatisfied Judgment; plus (ii) Federal Post-Judgment Interest of $80.27; plus, (iii) 20% of the combined amount ($23,915.21).

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements are all statements other than statements of historical fact. Statements contained in this Current Report on Form 8-K that are not historical facts may be deemed to be forward-looking statements. The words “anticipate,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties. In evaluating forward-looking statements, you should consider the various factors which may cause actual results to differ materially from any forward-looking statements including those listed in the “Risk Factors” section of our latest Annual Report on Form 10-K. Further, the Company may make changes to its business plans that could or will affect its results. Investors are cautioned that the Company will undertake no obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2020	RedHawk Holdings Corp.

	By:	/s/ G. Darcy Klug
	Name:	G. Darcy Klug
	Title:	Chief Financial Officer